NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 29, 1997


To the Shareholders:

     Please take notice that the Annual Meeting of the Shareholders of EMCON, a California corporation (the "Company"), will be held on May 29, 1997, at 3:00 p.m. local time, in the Syracuse Room of the Holiday Inn Select, 1221 Chess Drive, Foster City, California, for the following purposes:

     1.  To elect seven (7) directors for the ensuing year.

     2. To consider, approve and ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 31, 1997 are entitled to notice of, and vote at, this meeting and any continuations or adjournments thereof.

                                  By Order of the Board of Directors


                                  R. MICHAEL MOMBOISSE
                                  Chief Financial Officer,
                                  Vice President - Legal and Secretary
San Mateo, California
April 25, 1997


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN EVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                 PROXY STATEMENT
                       1997 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                      EMCON
                            400 South El Camino Real
                                   Suite 1200
                           San Mateo, California 94402
                                 (415) 375-1522


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EMCON, a California corporation (the "Company" or "EMCON"), of Proxies for use at its Annual Meeting of Shareholders to be held on May 29, 1997, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to Shareholders on or about April 26, 1997.


                       SOLICITATION AND VOTING OF PROXIES

     All shares represented by valid Proxies received prior to the meeting will be voted and, where a shareholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the proposals described. A shareholder who signs and returns a Proxy in proper form will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the meeting and electing to vote in person.

     The voting securities of the Company entitled to vote at the meeting consist of shares of Common Stock. Only shareholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the Annual Meeting. The Company's Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. On March 31, 1997, there were 8,543,012 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

     The cost of soliciting Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit Proxies, personally or by telephone, telegraph or letter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains information as of February 28, 1997, regarding the ownership of the Common Stock of the Company by (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 1996, whose salary and bonus for the year ended December 31, 1996 exceeded $100,000, and (iv) all executive officers and directors of the Company as a group.

                                                                                              Shares Owned(1)
     Name                                                                           Number of Shares        Percent
     Grace & White, Inc.(2)                                                             906,000              10.6%
     515 Madison Avenue, Suite 1700, New York, NY  10022

     Ryback Management Corporation(3)                                                   815,400               9.5%
     7711 Carondelet Avenue, Suite 700, St. Louis, MO  63105

     T. Rowe Price Associates, Inc.(4)                                                  600,000               7.0%
     100 E. Pratt Street, Baltimore, MD  21202

     Dimensional Fund Advisors, Inc. (5)                                                507,400               5.9%
     1299 Ocean Avenue, 11th Floor, Santa Monica, CA  90401

     Franklin Advisory Services, Inc. (6)                                               488,500               5.7%
     777 Mariners Island Blvd., San Mateo, CA  94403

     Donald R. Andres(7)(15)                                                            226,993               2.7%

     Eugene M. Herson(8)(15)(16)                                                        168,488               1.9%

     Richard A. Peluso(9) (15)                                                          104,993               1.2%

     R. Michael Momboisse(8)(15)(16)                                                     52,473               *

     Peter Vardy(10) (15)                                                                21,000               *

     Peter  W. Clifford (11) (15)                                                        17,615               *

     Douglas P. Crane(12)(15)                                                            15,000               *

     Jack M. Marzluft(13)(15)                                                             9,800               *

     Donald R. Kerstetter(14) (15)                                                        6,000               *

     All executive officers and directors as a group (9 persons)(15)(16)                622,362               7.1%
_____________________

*    Represents less than 1%.


(1) Except as indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2) As reported in a Schedule 13G filed by Grace & White, Inc. ("G&W"). Includes 20,000 shares as to which G&W has sole voting and dispositive power and 886,000 shares as to which G&W has sole voting power only.

(3) As reported in a Schedule 13G filed by Ryback Management Corporation ("Ryback"), a company registered under the Investment Advisors Act of 1940. Consists of 117,500 shares managed by Ryback and 697,900 shares held of record by Linner Growth Fund.

(4) As reported in a Schedule 13G filed jointly by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small Cap Value Fund, Inc. ("Price Small Cap Value"). Consists of shares owned by Price Small Cap Value for which Price Associates serves as investment adviser with power to direct the disposition of the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Small Cap Value has sole power to vote all 600,000 of the shares.

(5) As reported in a Schedule 13G filed by Dimensional Fund Advisors Inc. ("DFA"). Includes 72,150 shares and 90,900 shares held by DFA Investment Dimensions Group Inc. and the DFA Investment Trust Company, each an affiliate of DFA.

(6) As reported in a Schedule 13G filed jointly by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson and Franklin Advisory Services, Inc. Consists of shares held in accounts that are managed by direct and indirect investment advisory subsidiaries of FRI pursuant to contracts that give such subsidiaries sole voting and investment power with respect to such shares. Charles B. Johnson and Rupert H. Johnson are principal shareholders of FRI.

(7) The business address for Mr. Andres is 1921 Ringwood Avenue, San Jose, California 95131.

(8) The business address for Messrs. Herson and Momboisse is 400 S. El Camino Real, Ste. 1200, San Mateo, California 94402.

(9) The business address for Mr. Peluso is One International Plaza, Suite 700, Mahwah, New Jersey 07495.

(10) The business address for Mr. Vardy is 333 W. Wacker Drive, Ste. 700, Chicago, Illinois 60606.

(11) The business address for Mr. Clifford is 2035 Financial Way, Glendora, California 91741.

(12) The business address for Mr. Crane is 1720 Avenida del Mundo, Coronado, California 92118.

(13) The business address for Mr. Marzluft is 185 Front Street, Danville, California 94526.

(14) The business address for Mr. Kerstetter is 28495 Granville Rd., Trappe, Maryland 21673.

(15) Includes the following number of shares of the Company's Common Stock subject to outstanding options which are exercisable within 60 days of February 28, 1997: Donald R. Andres, 17,625; Eugene M. Herson, 132,500; Richard A. Peluso, 22,500; R. Michael Momboisse, 47,000; Peter Vardy, 4,000; Peter Clifford, 17,615; Douglas P. Crane, 6,000; Jack M. Marzluft, 6,000; Donald R. Kerstetter, 4,000; and all executive officers and directors as a group, 253,012.

(16) Includes shares of the Company's Common Stock beneficially owned and held in trust.

                             ELECTION OF DIRECTORS

     Seven (7) directors are to be elected at the Annual Shareholders Meeting. Each nominee will hold office until the next annual meeting of shareholders or until his successor is elected and qualified, unless he resigns or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company. Management's nominees for election to the office of director and certain information with respect to their age and background, are set forth below.

     If a quorum is present and voting, the seven (7) nominees receiving the highest number of votes will be elected directors. Abstentions will have no effect on the election.

     Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate. All of the nominees listed below were approved by the Nominating Committee of the Board of Directors:


                                              Director
     Nominee                           Age      Since
     ________________________________________________
     Douglas P. Crane..............     68       1992

     Eugene M. Herson...........        54       1985

     Donald R. Andres............       59       1995

     Richard A. Peluso.............     51       1996

     Jack M. Marzluft..............     65       1985

     Peter Vardy....................    66       1994

     Donald R. Kerstetter........       66       1995


     EXECUTIVE OFFICERS

      The executive officers of the Company as of March 14, 1997, are as follows:

     Name                        Age  Positions with the Company

     Douglas P. Crane............68   Chairman of the Board

     Eugene M. Herson............54   President, Chief Executive Officer and
     Director

     R. Michael Momboisse........39   Chief Financial Officer, Vice President -
                                      Legal and Secretary

     Richard A. Peluso...........51   Vice President

     Donald R. Andres............59   Vice President


     Officers serve at the discretion of the Board. There are no family relationships among directors or executive officers of the Company.

     Douglas P. Crane has served as Chairman of the Board since July, 1995 and as a director of the Company since February 1992. Since February 1989, Mr. Crane has served as Chairman of CJM Associates, Inc., a management consulting firm. Mr. Crane currently serves as Chairman of the Board of Trustees of Cogswell Polytechnical College and as a director with the Foundation for Educational Achievement.

     Eugene M. Herson has served as President and Chief Executive Officer since October 1994 and as a director since March 1985. From November 1990 through
October 1994, Mr. Herson served in a number of capacities with the Company including Vice President - Special Operations from April 1993 to October 1994, Chief Financial Officer from November 1990 through June 1993, and President and Chief Administrative Officer from February 1991 through March 1993.

     R. Michael Momboisse has served as Chief Financial Officer and Vice President - Legal since July 1993, Secretary since May 1996 and as General Counsel since joining the Company in April 1991. Prior to that time, Mr. Momboisse was an attorney in the Corporate Department of the law firm of Ware & Freidenrich, a Professional Corporation.

     Richard A. Peluso has served as a Vice President of EMCON since the Company's acquisition of Wehran Envirotech, Inc. ("Wehran") in April 1994. Mr. Peluso also serves as Vice President in charge of EMCON's EOC Division, EMCON's wholly-owned operations and construction subsidiary. From June 1972 to April 1994, Mr. Peluso served as a Senior Vice President of Wehran.

     Donald R. Andres has been employed by EMCON for 23 years and has served as a Vice President, Regional Vice President or Senior Vice President since 1973 and as a director since May 1995. Mr. Andres currently serves as a Vice President in charge of the Southwest Area of the Company's Professional Services Division. Mr. Andres also served as a director on the EMCON Board from September 1976 through May 1993.

     Donald R. Kerstetter has served as a director of the Company since February 1995 and as President of ET Environmental Corporation, EMCON's 50/50 joint venture with Turner Construction Company ("Turner") since May 1994. Mr. Kerstetter retired in 1996 from his position as an Executive Vice President of Turner, where he had served as an officer since March 1956.

     Jack M. Marzluft, CPA has served as a director of the Company since March 1985. Since 1984, Mr. Marzluft has been President of Marzluft & Giles, an Accountancy Corporation, a certified public accounting firm. Mr. Marzluft currently serves as a Director with the San Ramon Valley Community Services Group.

     Peter Vardy has served as a director since July 1994. Mr. Vardy has served as Managing Director of Peter Vardy & Associates, an international environmental consulting firm, since June 1990. From April 1973 through May 1990, Mr. Vardy served as a Vice President of Waste Management, Inc./WMX Technologies, Inc., a waste management services company. Mr. Vardy currently serves on the Board of Directors of Stericycle, Inc., a major provider of regulated medical waste management services, headquartered in Deerfield, Illinois.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Executive Committee currently consists of Messrs. Crane, Herson, and Vardy. Mr. Crane serves as Chairman of the Committee. The functions of the Executive Committee include implementing general instructions of the Board, approving interim policy matters and approving capital expenditures. The Executive Committee held three (3) formal meetings during 1996.

     The Audit Committee currently consists of Messrs. Marzluft, Crane and Kerstetter. The functions of the Audit Committee include recommending the independent auditors to the Board of Directors; reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit; reviewing the adequacy of accounting and financial controls; reviewing the independence of the independent auditors; approving all assignments to be performed by the independent auditors; reviewing transactions between the Company and its officers and directors and instructing the independent auditors, as deemed appropriate, to undertake special assignments. During 1996, the Audit Committee held one formal meeting.

     The Compensation Committee currently consists of Messrs. Crane, Kerstetter and Vardy. The Compensation Committee reviews and recommends salaries, bonuses and other compensation for corporate executive officers and other members of senior management. During 1996, the Compensation Committee held one formal meeting. (See also, COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.)

      In February 1997, the Board of Directors appointed a Nominating Committee, comprised of Messrs. Crane, Herson, and Vardy, for purposes of nominating the slate of directors for election at the 1997 Annual Shareholders Meeting. The Nominating Committee will consider nominations recommended by shareholders, provided recommendations are submitted in writing on or before the date on which shareholder proposals to be included in the proxy statement for the shareholders' meeting must be received by the Company.

      During 1996, the Board of Directors held five (5) meetings. All directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and meetings held by all committees on which each such director served during his term of office.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

       The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries for the fiscal years ended December 31, 1994 and 1995, and 1996, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus during the last fiscal year exceeded $100,000 (hereafter referred to as the "named executive officers").

                                                                                                 Long-Term
                                                                  Annual Compensation        Compensation Awards
                                                                  -------------------        -------------------
                                                                                            Restricted
                                                                                              Stock                      All Other
                                                                                             Award(s)     Option       Compensation
Name and Principal Position                              Year     Salary($)    Bonus($)       ($)(1)      Shares            ($)(2)

Eugene M. Herson ...................................     1996     $203,927     $ 20,000            0            0        $ 14,845(3)
President and Chief Executive Officer ..............     1995     $183,182            0     $ 23,077       50,000        $ 15,710(4)
                                                         1994     $148,154            0            0            0        $ 14,416(5)

Donald R. Andres ...................................     1996     $134,480            0            0            0        $ 25,533(3)
Vice President .....................................     1995     $124,346            0            0       20,000        $ 38,606(4)
                                                         1994     $122,380            0            0            0        $ 41,386(5)

Richard A. Peluso ..................................     1996     $161,158            0     $  7,789       25,000        $  4,500(3)
Vice President .....................................     1995     $130,000            0            0         --             3,895(4)
                                                         1994         --           --           --           --              --

R. Michael Momboisse ...............................     1996     $141,057     $ 18,000            0            0        $ 11,839(3)
Chief Financial Officer, ...........................     1995     $130,0000           0     $ 15,577       28,000        $ 18,353(4)
Vice President - Legal and Secretary ...............     1994     $130,000            0            0        2,000        $  7,528(5)


Peter W. Clifford ..................................     1996     $119,133     $ 10,000            0            0        $  3,721(3)
Former Vice President-Finance ......................     1995         --           --           --           --              --
and Administration .................................     1994         --           --           --           --              --


     (1) Represents the grant of restricted common stock in December 1995, in lieu of salary (valued at $3.625 per share, which was the closing sales price of the Company's common stock on the date of grant) vesting over a three year period as follows: Mr. Herson (6,366 shares); Mr. Peluso (2,149 shares), Mr. Momboisse (4,297 shares); Mr. Andres (2,061 shares) and Mr. Clifford (1,592 shares). On December 31, 1996 the value of the aggregate unvested restricted stock holdings of Messrs. Herson (6,366 shares), Peluso (2,149 shares), Momboisse (4,297 shares), Andres (2,061 shares) and Clifford (1,592 shares) were $22,281, $7,521, $15,039, $7,213 and $5,572, respectively, based on the closing sales price of the Company's Common Stock of $3.50 on that date. Dividends will only be paid on these shares to the extent dividends are paid on the Company's Common Stock.

     (2) The Company maintains a salary continuation plan ("Salary Continuation Plan") pursuant to which the Company has entered into contracts with Messrs. Herson, Andres and Momboisse entitling them to receive payments over various ten-year periods, 60% of which represent salary continuation payments and 40% of which represent compensation for their agreement not to compete with the Company. Salary continuation payments are financed through premiums paid by the Company on life insurance policies whose cash surrender value are used to fund the Company's obligations under the Salary Continuation component ("Salary Continuation Premiums"). In general, 50% of the total benefits vest at the end of the fifth year of participation in the Salary Continuation Plan and the remainder vests in equal annual installments at the end of years six through ten. Under the Salary Continuation Plan, Mr. Herson will receive payments aggregating $3,000 per month from November 2000 to October 2010, plus an additional $4,500 per month from November 2004 to October 2014. Mr. Momboisse will receive payments aggregating $1,000 per month from January 2003 to December 2012, plus an additional $2,000 per month from November 2004 to October 2013, and an additional $ 1,000 per month from November 2006 to October 2015. Mr. Andres is currently receiving payments of $3,000 per month; which payments will continue through December 2002. Payments to a participant under the Salary Continuation Plan commence earlier upon the death or disability of the participant or upon termination of the participant's employment from the Company.


     (3) Consists of (i) Salary Continuation Premiums on behalf of Messrs. Herson and Momboisse of $10,345 and $7,500, respectively, (ii) payouts to Mr. Andres under the Salary Continuation Plan totaling $21,600 and (iii) matching contributions by the Company under the EMCON Shared Savings and Profits Sharing Plan (the "401(k) Plan") in the amount of $4,500 on behalf of Mr. Herson; $3,933 on behalf of Mr. Andres; $4,500 on behalf of Mr. Peluso; $4,339 on behalf of Mr. Momboisse and $3,721 on behalf of Mr. Clifford.

     (4) Consists of (i) Salary continuation Premiums on behalf of Messrs. Herson and Momboisse of $11,210 and $14,000, respectively, (ii) payouts to Mr. Andres under the Salary Continuation Plan totaling $34,107 and (iii) matching contributions by the Company under the 401(k) Plan in the amount of $4,500 on behalf of Mr. Herson; $4,499 on behalf of Mr. Andres; $3,895 on behalf of Mr. Peluso, $4,353 on behalf of Mr. Momboisse and $2,845 on behalf of Mr. Clifford.

     (5) Consists of (i) Salary Continuation Premiums on behalf of Messrs. Herson and Momboisse of $9,916 and $3,740, respectively, (ii) payouts to Mr. Andres under the Salary Continuation Plan totaling $36,900 and (iii) matching contributions by the Company under the 401(k) Plan in the amount of $4,500 on behalf of Mr. Herson; $4,486 on behalf of Mr. Andres; $3,788 on behalf of Mr. Momboisse and $2,481 on behalf of Mr. Clifford.


STOCK OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                               YEAR-END OPTION VALUES(1)

                                  Number of Unexercised             Value of Unexercised in-the-Money
                                   Options at 12/31/96                    Options at 12/31/96(2)
                             -------------------------------        ---------------------------------
Name                         Exercisable       Unexercisable          Exercisable(3)    Unexercisable
----                         -----------       -------------          -------------     -------------
Eugene M. Herson               132,500             42,500                   $0             $0
Donald R. Andres               17,625              15,500                   $0              $0
Richard A. Peluso              22,500              35,000                   $0              $0
R. Michael Momboisse           47,000              25,000                   $0              $0
Peter W. Clifford               8,687              16,563                   $0              $0

(1) None of the named executive  officers exercised options in fiscal 1996.
(2) Based on the closing sales price of the Company's common stock on December 31, 1996 of $3.50.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     In November 1995, the Company entered into separation agreements with Eugene M. Herson and R. Michael Momboisse providing for severance payments equal to twenty four months of salary and full vesting of any unvested benefits upon an involuntary termination of employment within eighteen months after a change of control event. For these purposes, a change of control event is defined as a change of ownership of the Company where the shareholders of the Company, before the event, hold less than 70% of the voting stock of the Company after the event.

     Richard A. Peluso is employed as a Vice President of EMCON under an Employment Agreement, expiring in May 1998 which was entered into as part of the Company's acquisition of Wehran. During the term of the agreement, Mr. Peluso may be removed only for cause, although his employment may be reduced to part-time status after May 1997 at a salary as low as 5% of the annual salary paid immediately before such change.

     See also footnote 2 to the SUMMARY COMPENSATION TABLE for a discussion of the Salary Continuation Plan and each named executive officer's participation in such plan.

DIRECTOR COMPENSATION

     During the last fiscal year, the Company paid each non-employee director a retainer of $1,000 per month. In addition, under the Company's 1988 Stock Option Plan, as amended, each non-employee director is automatically granted, effective upon completion of each annual shareholders' meeting, a nonqualified stock option to purchase 2,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock at the date of grant, based on the closing price on the NASDAQ National Market. Such options become fully vested and exercisable on the first day of January following the date of grant and remain exercisable for a period of ten years from the date of grant, subject to earlier termination (i) two years after the individual ceases to be a director or (ii) upon a transfer of control of the Company. No other directors of the Company are compensated for their services as members of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

     In 1996, Donald R. Kerstetter retired from his position as an Executive Vice President of Turner. Mr. Kerstetter has served as the President of ET Environmental Corporation, the Company's 50/50 joint venture with Turner since May 1994. Mr. Kerstetter has served as a director of the Company since February 1995, and currently serves on the Board's Compensation and Audit Committees.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the last fiscal year ended December 31, 1996, (all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with by such persons.)

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of three non-management directors of the EMCON Board of Directors. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the Company's executive officers (including Mr. Herson, the Company's Chief Executive Officer), including reviewing compensation levels of members of management, evaluating the performance of management and related matters.
     The salaries for executive officers, including Mr. Herson, are based on a review of salaries for comparable positions among competing companies of like size, and are sometimes adjusted annually to take into account cost of living increases, merit increases and adjustments deemed necessary to continue to attract and retain highly qualified executive officers.

     In 1996 the Company instituted a company-wide Pay-for-Performance program covering senior technical and management personnel, up to and including the Chief Executive Officer. Annual bonus compensation under the Pay-for-Performance program at targeted levels of performance, when granted, has historically represented between 10% and 30% of total cash compensation. Bonuses are determined by the Compensation Committee and paid to the Company's officers based on their individual performance and the performance of the Company as a whole. Performance is measured for purposes of compensation decisions under the Pay-for Performance program against goals established by the Committee in consultation with management prior to the fiscal year based on the Company's annual operating plan. The financial goals for the Company for fiscal 1996 related to net revenue, net income and cash flow, and the qualitative goals for the Company included expansion of the Company's operations and enhancement of shareholder value. In 1996, particular emphasis was placed on measuring management's success in continuing to streamline the Company's operations and diversifying the Company's lines of business through the expansion of the Company's Operations and Construction (EOC) Division.

     The Compensation Committee has also consistently implemented a broad equity ownership program for senior managers, including the grant of stock options and shares of restricted stock subject to continuing vesting commitments to provide additional performance-based incentives and to encourage retention of key personnel. The Company has also implemented a Salary Continuation Plan providing the opportunity for the payment of extended benefits, subject to a substantially longer up front vesting period (5-10 years) to further assure retention of a select group of top management within the Company. (See "EXECUTIVE COMPENSATION AND OTHER INFORMATION.")

     Shareholders should be aware that the factors on which executive compensation were based in 1996 are not the only factors which may influence the Company's stock value or overall performance, and that the same factors may not be the most significant in any succeeding period. In addition, the achievement of targeted goals by the Company in any period may not be indicative of the Company's future performance.

     Because the Company's share price responds to many variables in addition to the Company's performance, and because the Compensation Committee's assessment of executive performance involves a degree of subjectivity, the performance based compensation awarded to executive officers may not be reflected in the current or future market price of the Company's Common Stock and may not precisely reflect the Company's performance as a whole.

     The Company is aware of provisions of the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to any of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 in any year, and has determined that the Company does not qualify for an exemption under the statute or proposed regulations. The Committee does not believe that the Company's compensation is likely, in the aggregate, to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore has concluded that no action to qualify such compensation for deductibility was necessary at this time. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                          COMPENSATION COMMITTEE

                                          Douglas P. Crane
                                          Donald R. Kerstetter
                                          Peter Vardy

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total five-year returns on the Company's Common Stock with the NASDAQ Composite Index and an index of peer companies selected by the Company. The Company has selected a group of ten other environmental companies providing services similar to that of EMCON. A list of these companies follows the graph below.

       Legend:  + = EMCON  *   = NASDAQ OTC Index   #  =  Peer Group Index
-------------------------------------------------------------------------------
$250  |
      |
$200  |
      |
$150  |
      |
$100  |                               GRAPH
      |
$50   |
      |
$0    |________________________________________________________________________

       Dec-91       Dec-92       Dec-93        Dec-94         Dec-95
_______________________________________________________________________________



                   Dec-91     Dec-92    Dec-93    Dec-94    Dec-95    Dec-96
                   --------  -------   --------  --------  --------  --------
EMCON               $100      $47.06    $38.82    $18.24    $18.82    $16.47
NASDAQ Composite
  Index             $100      $116.38   $133.59   $130.59   $184.67   $227.14
Peer Group Index    $100      $98.44    $ 94.74   $ 79.14   $ 84.52   $ 90.63


     (1) The  companies  included in the peer group index are Dames & Moore Inc.
(DM), Ecology & Environment, Inc. (EEI), GZA Geoenvironmental Tech, Inc. (GZEA), Harding Lawson Associates Grp. (HRDG), Heidemy N.V. (HEIDF), ICF Kaiser International,Inc. (ICF), TRC Companies, Inc. (TRR), Tetra Tech, Inc. (WATR), Versar, Inc. (VSR), and Weston (Roy F.), Inc. (WSTNA). Information concerning the peer group and the NASDAQ Composite Index was supplied to the Company by Compustat Corporation.

     (2) Assumes that $100.00 was invested on December 31, 1991 at the closing sales price of the Company's Common Stock and in each index, and that all dividends were reinvested. Returns are measured through the last trading day of each of the Company's fiscal years. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 1997. Ernst & Young LLP has served in such capacity since its appointment on May 27, 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. If the appointment is not approved, the Board of Directors will consider the selection of other independent auditors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

          SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of shareholder intended to be presented at the next annual meeting of shareholders of the Company (i) must be received by the Company at its offices at 400 S. El Camino Real, San Mateo, California 94402 no later than December 31, 1997, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company Proxy Statement for that meeting

                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the meeting is as hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                      By Order of the Board of Directors

                                      R. MICHAEL MOMBOISSE
                                      Chief Financial Officer,
                                      Vice President - Legal and Secretary

Dated:  April 25, 1997

                PROXY F0R ANNUAL MEETING OF SHAREHOLDERS OF EMCON

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Douglas P. Crane and Eugene M. Herson, and each of them. As proxies for the under-signed, with full power of substitution, to vote any and all shares of Common Stock in EMCON (*the "Company"), held by, owned by or standing in the name of the undersigned on the Company's books on March 31, 1997, at the Annual Meeting of Shareholders of the Company, to be held at the Syracuse Room of the Holiday Inn Select, 1121 Chess Drive, Foster City, California on May 29, 1997 at 3:00 p.m. local time, and at any continuation or adjournment thereof, with all the powers which the undersigned would possess if personally present at the meeting.

The undersigned hereby directs and authorizes said proxies, and each of them,. Or their substitute or substitutes, to vote as herein above specified with respect to the two proposal on the reverse side, or if no specifications made, to vote in favor thereof. The shares represented by the Proxy will be voted in accordance with specification is made in this Proxy.

The undersigned hereby further confers upon such proxies, and each of them, or their substitute or substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

The undersigned hereby acknowledges receipt of (a) the Notice of the Annual Meeting, (b) the accompanying Proxy Statement and (c) an Annual Report of the Company for the fiscal year ended December 31, 1996 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy, and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

                        (To be signed on the other side)

                                                           Please mark
                                                           your vote
                                                           as this X


                                     FOR all        WITHHOLD
                                    nominees      AUTHORITY to
                                  listed below    vote for all
                                   (except as       nominees
      The Board of Directors        marked to     listed below
      recommends a vote "FOR"          the
      the following                contrary):                                                       FOR      AGAINST     ABSTAIN

1.    Election of the following                                  2.  Ratification of the
      directors:  Nominees:                                          appointment of Ernst & Young
      Douglas P. Crane, Eugene                                       LLP, as the Company's
      M. Herson, Donald R.                                           independent auditors.
      Kerstetter, Jack M.
      Marzluft, and Peter Vardy

(INSTRUCTION: To withhold authority to vote                             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,
for any individual nominee, strike a line                                PLEASE SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN
through that nominee's name in the list above.)                       ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING

Signature(S)                                                                                                              Dated
                ------------------------------------------------     ----------------------------------------------------

Sign exactly as your name appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether joint tenants or otherwise, both or all of such persons should sign this proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary, and the corporate seal should be affixed thereto. Executors and administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date this Proxy.